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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-65440 of Radian Group Inc. on Form S-4 of our report related to the consolidated financial statements of Enhance Financial Services Group Inc., dated April 12, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
October 11, 2001